Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

BBN Global Consulting, Inc:

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated January 25, 2007, relating to the balance sheet of BBN Global Consulting, Inc as of October 31, 2006, and the related statements of operations, stockholders' equity, and cash flows for the year ended October 31, 2006 and the period from March 15, 2005 (inception) through October 31, 2005, which report appears in such Registration Statement. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

/s/

Li & Company, PC

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Li & Company, PC

Skillman, New Jersey

January 26, 2007